Exhibit 10.4


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated January 24, 2002, relating to the Financial Statements of ALUNORTE - Alumina do Norte do Brasil S.A. for the years ended December 31, 2001, 2000 and 1999, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Rio de Janeiro, Brazil, June 27, 2002